Exhibit 99.1

CHINA DIGITAL COMMUNICATION GROUP ELECTS NEW CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

LOS ANGELES, CA and SHENZHEN, CHINA--(MARKET WIRE)--Jan 23, 2006 -- China Digital Communication Group (OTC BB:CHID.OB - News), one of the fastest growing battery components manufacturers in China, announced today that Yi Bo Sun has resigned from China Digital effective as of January 19, 2006. The Company has appointed Chang Chun Zheng as its new Chief Executive Officer and Chairman of the Board; and Hong Liang as its Chief Operating Officer and as a Director, both effective January 19, 2006.

Yi Bo Sun, former CEO, Director, and Chairman of China Digital, stated, "In the next five years, the development of 3G technologies will present new industrial and business opportunities to China Digital. To best capitalize on these opportunities, I recommended that the Company recruit talented executives from the Information Technology, corporate development, finance and investment communities. I believe Chang Chun Zheng and Hong Liang provide the business acumen and insight to accelerate the development and execution of China Digital's growth strategies for the benefit of our shareholders."

Chang Chun Zheng, CEO and Chairman of the Board of China Digital, said, "I'm pleased to be associated with China Digital and to be working with Hong Liang. Mr. Liang has successfully completed many merger and acquisition transactions in China, based on his in-depth knowledge of finance, accounting, and his network of resources. I'm confident that his contributions will help lead China Digital forward with its Merger and Acquisition strategy."

Chang Chun Zheng's 20-year career encompasses corporate banking, securities, and technology. His expertise spans business appraisal, commercial loans, capital raises, debt collection, and IPOs. He is also a published author of research papers and articles for international publications. He is recognized as the first scholar in China to define the Chinese Economic Reformation.

Prior to joining China Digital, Mr. Zheng was the CEO of Shenzhen ShengNuo Digital Tech Co, Ltd. Under his leadership, he aggressively grew the company within fours years to become a recognized major vendor of IT and communications equipment in China. From 1996 to 2001, he served as CEO and Chairman of Shenzhen Hong Ye Science and Tech Co, Ltd. During his tenure, the company became a leading scientific investment company whose IT achievements are widely recognized in China. His experience also includes several years in executive positions at the Construction Bank of China, one of the largest banks in China. Mr. Zheng holds a Master of Science degree in National Economics and Management from the Chinese Academy of Social Science.

Hong Liang comes to China Digital with over ten years experience in corporate finance and accounting, SEC regulations in the United States, and securities law throughout China, Hong Kong, and Singapore. Prior to joining China Digital, Mr. Liang was the Senior Project Manager at Shenzhen High Tech Investments and Guarantee Co., Ltd. Previously, Mr. Liang held several positions as Chief Financial Officer, including the following companies: Shenzhen Hua Mao Mortgage Loan Firm; Shenzhen Hua Bao Electronic Company, Inc.; Shenzhen Yong Gao Industries. He is also the former Executive Editor, Southwestern University of Finance and Economic Publishing Press. He holds both Bachelors and Masters degree in Economics from Southwestern University of Finance and Economics in Chengdu, China.

About China Digital Communication Group

China Digital Communication Group, through its Shenzhen E'Jenie subsidiary, is a rapidly growing manufacturer of battery shells and related technology for use in electronic products, primarily mobile phones. Since December 2003, the Company has adopted the approach of using licenses, joint ventures, mergers and acquisitions to bring battery and telecom equipment makers in China to markets overseas. The Company's products now power digital cameras, camera phones, PDAs and laptop computers in East Asia and beyond. China Digital is continuing its expansion across China, while also seeking distribution partners in the United States. For more information, visit www.chinadigitalgroup.com.

Forward-looking statement: Except for the historical information, the matters discussed in this news release may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products, and other risk factors detailed in the company's most recent annual report and other filings with the Securities and Exchange Commission.

Contact:

     For further information, contact:
     At the Company:
     China Digital Communication Group
     Roy Teng
     310-461-1322
     E-mail: Email Contact
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     http://www.chinadigitalgroup.com
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     Investor Relations:
     OTC Financial Network
     Peter Clark
     781-444-6100, x629
     Email Contact
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     http://www.otcfn.com/chid
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